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                        INDEPENDENT CONTRACTOR AGREEMENT


        THIS INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made and entered into to be effective as of June 1, 1997 (the "Effective Date"), by and between BRISTOL TECHNOLOGY SYSTEMS, INC., a Delaware corporation ("Bristol"), CASH REGISTERS, INC., a Kentucky corporation ("Company"), and FLOYD SHIRRELL, a resident of the State of Indiana ("Consultant").

                                    RECITALS

        WHEREAS, Bristol owns all of the outstanding capital stock of Company;

        WHEREAS, pursuant and subject to the terms and conditions of that certain Agreement and Plan of Merger, dated April 14, 1997 (the "Merger Agreement"), by and among Bristol, Company, Consultant and Electronic Business Machines, Inc., an Indiana corporation ("EBM"), EBM shall merge with and into Company upon the filing of Certificates of Merger with the Secretaries of State of the States of Kentucky and Indiana (the "Certificates");

        WHEREAS, Company is a full service dealer of retail automation equipment, including point of sale ("POS") systems, electronic cash registers ("ECRs"), and related hardware and software, to end users.

        WHEREAS, Consultant has substantial skills, knowledge, expertise, contacts and access to market opportunities and acquisition candidates which are beneficial to Bristol and Company in their efforts establish a national network of POS systems and ECR dealers.

        WHEREAS, Company and Bristol desire to appoint Consultant, and Consultant desires to accept such appointment, as an independent contractor to procure acquisition candidates for Bristol and Company and to advise Company with respect to certain market opportunities in connection with the sale and service of POS systems and ECRs, all pursuant to the terms and conditions provided below.



                                    AGREEMENT

        Accordingly, in consideration of the mutual covenants set forth below, the parties hereto do hereby agree as follows:

        1. Condition Precedent. This Agreement and the parties respective rights and obligations herein are conditioned in their entirety upon the filing of the Certificates.

        2. Appointment. Company and Bristol hereby appoint Consultant, and Consultant hereby accepts such appointment, as an independent contractor to (i) procure acquisition candidates for Bristol, Company and their respective subsidiaries; (ii) advise Company from time to time with respect to market, sales and service opportunities for POS systems and ECRs; and (iii) such other reasonable assignments as may be requested by the President of CRI from time to time.

        3. Term. Subject to the termination provisions set forth below, this Agreement shall continue in full force and effect for a period of six (6) years from the Effective Date.

        4. Relationship of the Parties. Consultant is an independent contractor with which Company and Bristol consults because of Consultant's skills, expertise and knowledge of, and contacts in, the POS/ECR industry. Consultant shall not have (nor shall he represent that he has) any power, right or authority whatsoever to bind Company or Bristol, or to assume, create, or incur any obligation or liability (express or implied) or otherwise to act in any manner in the name or on behalf of Company or Bristol, or to make any promise, warranty or representation binding on Company or Bristol, without the express written consent of Company or Bristol, as the case may be. This Agreement shall not be construed to make Consultant an agent of



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Company or Bristol for any purpose whatsoever, or to create the relationship of partners, joint ventures or employer and employee between Company and/or Bristol and Consultant. Consultant shall be responsible for all costs and expenses incurred by Consultant in connection with the performance of his obligations under this Agreement. Company and/or Bristol will not pay or withhold any federal or state withholding taxes, social security taxes, disability insurance contributions or any other taxes, deductions or contributions generally made by employers when paying compensation to employees, nor shall Company or Bristol incur any worker's compensation liability or other liability due to Consultant's services.

        5. Consultant's Duties. Consultant shall make reasonable efforts to (i) procure acquisition candidates for Bristol, Company and their affiliates; (ii) advise Company from time to time with respect to market, sales and service opportunities for POS systems and ECRs; and (iii) perform such other reasonable assignments as may be requested by the President of CRI from time to time. Bristol and Company understand that Consultant is semi-retired, that his obligations hereunder are part time in nature and that Consultant shall have satisfied such obligations by making himself reasonably available to Bristol and Company. In connection with the above duties, Consultant, when requested by Bristol and/or Company, shall make reasonable efforts to:

        * Advise about the technical, operational, marketing and distribution aspects POS systems and ECRs;

        * Advise Company concerning, the economic, commercial and market conditions and potential customers for POS systems and ECRs; and

        * Attend POS/ECR trade shows at the expense of Bristol and/or Company, * as the case may be.

        6.     Compensation.

               (a) Fees. In full compensation for Consultant's advisory services rendered hereunder, Company shall pay Consultant a fee of One Hundred Twenty Thousand Dollars ($120,000) for each year during the term hereof. The above annual fee shall be payable by Company in arrears in substantially equal installments on the Company's regular pay days.

               (b) Commissions. Consultant shall be entitled to a commission of one and one-half percent (1.5%) of the purchase price, after adjustments, for any merger or acquisition effected and closed by Bristol, CRI or any of their respective subsidiaries of a POS/ECR dealer procured by Consultant; provided, however, that the commission due Consultant shall be reduced to one percent (1%) once the aggregate purchase price for all closed mergers or acquisitions procured by Consultant equals or exceeds One Million Dollars ($1,000,000). Notwithstanding the above, Consultant shall not be entitled to any commission if
(i) the merger or acquisition in question does not close within twelve (12) months of the date the dealer is procured by Consultant; or (ii) Bristol, Company or any of their respective subsidiaries, affiliates, agents or representatives is the procuring cause of such merger or acquisition, has previously contacted the dealer in question in connection with a potential merger or acquisition, or has engaged in negotiations with the dealer in question prior to the date Consultant presents the potential merger or acquisition to Bristol and/or Company. Consultant's commissions under this paragraph 6(b) shall be (i) deemed earned and become payable after all purchase price adjustments become final (typically sixty (60) days after the closing date); (ii) paid by Company if Company is the purchaser under such merger or acquisition; and (iii) paid by Bristol if Bristol or any Bristol affiliate other than Company is the purchaser under such merger or acquisition. Consultant acknowledges and expressly agrees that neither Company nor Bristol have any obligation whatsoever to pursue and/or close any merger or acquisition with a dealer procured by Consultant, and that such decisions, including the timing thereof, are to be made by Bristol and/or Company, as the case may be, in their absolute and sole discretion.



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Bristol and/or Company may deduct from Consultant's fees or commissions (i) any amounts due Bristol or Company from Consultant for any reason; and (ii) any deductions required by applicable law.

        7. Compliance with Laws. Consultant shall comply with all applicable existing and future laws, regulations and acts of governments in connection with the performance of Consultant's obligations under this Agreement and shall not take any action which would expose Bristol or Company to civil or criminal liability or forfeiture of tax benefits under such laws.

        8. Trademarks. Consultant shall not use or acquire any right in Bristol's or Company's name or trademark(s) (whether or not registered or filed) by any means other than by specific written assignments of such rights by Bristol or Company to Consultant. All rights arising from any use of Bristol's or Company's name or trademark(s) shall inure to the benefit of Bristol or Company, as the case may be, and shall be in such a manner so as best to preserve Bristol's or Company's interest in the same. Consultant is hereby given a limited right to use stationary and calling cards bearing Company's name, not as the business name of Consultant, but to reflect Consultant's independent contractor relationship with Company. Upon the termination of this Agreement, Consultant agrees immediately to cease use of Company's name on all stationary, calling cards and any other public representations. Any intentional or willful activity by or on behalf of Consultant, its agents, or employees, which materially diminishes in any way the value or goodwill of Bristol's or Company's name shall entitle Bristol or Company to immediately terminate this Agreement.

        9.     Confidential Information.

               (a) Confidential Information Defined. As used herein, "Confidential Information" means all proprietary information, trade secrets and any non-public information, oral and written, and any document or media containing such information, concerning Bristol or Company or used by Bristol or Company in the operation of their respective businesses, including, without limitation, any of Bristol's or Company's actual or prospective customers, suppliers, contractors and co-venturers or concerning any actual or planned discoveries, inventions, developments, improvements, technology, know-how, processes, products, services, businesses, business opportunities, operations, activities or plans of or belonging to Bristol or Company (including, without limitation, technical formulae and designs, computer hardware and software, databases, original works of authorship, customer lists, bills of material, business plans, financial information, trade secrets and other proprietary information); provided, however, that Confidential Information shall not include such portion of the aforesaid information which has become of hereafter becomes public knowledge within the business equipment industry through no fault of Consultant.

               (b) Confidentiality. Consultant expressly acknowledges and agrees that prior to and during the term of this Agreement he has and shall become aware of, Confidential Information, the unauthorized disclosure of which may harm Bristol and/or Company. Accordingly, Consultant expressly agrees that, except as expressly authorized by Bristol or Company or as reasonably necessary in order to fulfill Consultant's duties under this Agreement, both during and after the term hereof, Consultant shall never communicate, divulge or use for the benefit of Consultant or any other person or entity, directly or indirectly, any Confidential Information discovered, conceived of, disclosed, communicated or in any manner obtained by Consultant or coming into Consultant's possession. Upon termination of this Agreement for whatever reason or whenever requested by Bristol or Company, Consultant shall promptly deliver to Bristol or Company, and shall retain no copies of, all documents, media, records or other materials containing Confidential Information which are in Consultant's possession or under Consultant's control.

               (c) Affiliates. For purposes of this paragraph 9, the term "Bristol" and "Company" shall include any parent, subsidiary, affiliated company or business predecessor to such entities.



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        10. Covenant Not to Compete. During the term of this Agreement and for a period of three (3) years from and after the expiration or earlier termination of this Agreement, within the states of Kentucky, Ohio, Tennessee, North Carolina, Virginia, West Virginia, Illinois, Indiana and Missouri (the "Territory"), Consultant shall not: (i) directly or indirectly enter into the employ of, or render any service to, or act in concert with, any person, partnership, corporation or other business entity (other than Bristol, Company or their affiliates) engaged in any business or in the rendering of any service of the type being conducted or rendered by Bristol or Company (a "Competitive Business"); (ii) directly or indirectly engage in any such Competitive Business on Consultant's own account; or (iii) become interested in any such Competitive Business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, consultant, employee or in any other relationship or capacity; provided, that the purchase of a publicly traded security of a corporation, partnership or other entity engaged, or which becomes engaged, in such business or service shall not in itself be deemed violative of this paragraph 10 so long as Consultant does not own, directly or indirectly, more than one percent (1%) of the securities of such corporation, partnership or other entity. If the final judgment of a court of competent jurisdiction declares that any term or provision of this paragraph 10 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to place any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Consultant expressly agrees that the running of the restricted period of competition shall be tolled for any period during which he is in breach of the covenants set forth in this paragraph 10.

        11. Equitable Relief. Consultant expressly agrees that Bristol and/or Company may not be adequately compensated by damages for a breach by Consultant of any of the covenants contained in paragraphs 7, 8, 9 and 10, above, and further agrees that, in the event of a breach or threatened breach by Consultant of any such provision, Bristol and/or Company shall be entitled to enforce the covenants contained in such provisions by specific performance and to enjoin or restrain any such breach or threatened breach (without the necessity of posting a bond or other security in any action initiated for such relief), but nothing herein shall be construed as prohibiting Bristol and/or Company from pursuing any remedy available to Bristol and/or Company for such breach or threatened breach.




        12.     Termination.

               (a) Bristol and/or Company may terminate this Agreement for any of the following reasons:

                      (1) if Consultant commences or has filed against him any bankruptcy, reorganization, liquidation or insolvency proceeding under any law for the relief of debtors;

                      (2) if Consultant breaches any material provision of paragraphs 7, 8, 9, or 10, above;

                      (3) if Consultant breaches any other material provision of this Agreement; or

                      (4)    upon the death of Consultant; and

Notwithstanding anything to the contrary in this Agreement, if there is an event giving rise to the right to termination under subparagraphs (1), (2) or (3), above, then Bristol and/or Company shall deliver to Consultant a written notice which shall



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(i) specifically state the alleged event giving rise to termination and (ii) provide Consultant with thirty (30) days to cure such event of termination. If Consultant fails to cure such event of termination within such thirty (30) day period, then Bristol and/or Company shall deliver to Consultant a second written notice informing Consultant that the event of termination has not been cured. Consultant shall then have ten (10) additional days to cure such event of termination. If Consultant does not cure such event of termination within such ten (10) day period, then Bristol and/or Company may immediately terminate this Agreement without further notice. Notwithstanding the above, in the event of Consultant's death, this Agreement shall terminate immediately and without notice.

        (b) Consultant may terminate this Agreement immediately for any reason whatsoever.





        13. Effect of Termination. Upon any termination of this Agreement:

               (a) Consultant shall discontinue and refrain from any conduct or activity which would give the appearance that he is still an authorized independent contractor of Bristol and Company and shall comply with all continuing obligations set forth in this Agreement.

               (b) Consultant shall be entitled to fees and commissions earned prior to the date of termination in accordance with paragraph 6, above. Consultant shall not be entitled to any damages, compensation or payment with respect to goodwill, nor to any other compensation under any theory of law, regardless of the reason for or method of termination.

        14. Indemnification by Consultant. Consultant shall indemnify, defend and hold harmless Bristol and Company, and their respective officers, directors, employees, agents, attorneys and other representatives, from and against any and all claims, demands, losses, expenses, costs, damages, liabilities, causes of action or proceedings, including but not limited to reasonable attorneys' fees and costs (collectively "Claims"), which arise out of or relate to any willful act or omission by Consultant, whether in connection with Consultant's obligations, representations, warranties or covenants under this Agreement or otherwise. Payment shall not be a condition precedent to recovery under this indemnity.

        15. Indemnification by Company. Company shall indemnify, defend and hold harmless Consultant from and against any and all Claims, which arise out of or relate to any act or omission by Company, unless such Claim results from or is caused by an act or omission of Consultant. Payment shall not be a condition precedent to recovery under this indemnity.

        16. Notice. Any notice to be given under this Agreement shall be in writing and mailed via certified or registered mail with return receipt requested, and addressed to the other party at the following address (or at such other address as such other party shall have given notice to the first party in accordance with the provisions of this Section):
               If to Bristol:

                      Bristol Technology Systems, Inc.
                      18201 Von Karman Avenue, Suite 305
                      Irvine, California  92812
                      Attn:  Richard H. Walker, President


               If to Company:



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                      Cash Registers, Inc.
                      503 North Main Street
                      London, Kentucky  40741
                      Attn:  Maurice R. Johnson, President

               If to Consultant:

                      Floyd Shirrell
                      425 South Creek Drive
                      Indianapolis, Indiana  46217

or to such other addresses and facsimile numbers as the parties may from time to time designate in writing.

        17.    General Provisions

               (a) Assignment. Neither this Agreement nor any rights or duties hereunder may be assigned, transferred or delegated by operation of law or otherwise, by Consultant, Bristol or Company without the prior written consent of the other parties hereto; provided, however, that Bristol and/or Company may at any time and from time-to-time assign their respective rights and/or delegate their respective duties hereunder to any of their respective affiliates or to any person or entity acquiring all or substantially all of their respective businesses or assets.

               (b) Entire Agreement. This Agreement and the Merger Agreement contains the entire agreement of the parties with respect to the subject matter contained herein and supersedes any prior agreements, understandings, negotiations, correspondence and other communications. Except as otherwise provided herein, no addition or modification of any term or provision shall be effective unless set forth in writing and signed by the parties hereto. There are no representations, express or implied, upon which any party is relying which are not set forth in this Agreement.

               (c) Headings. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not part of this Agreement.

               (d) Severability. The invalidity or unenforceability of any particular provision of this Agreement or part thereof shall not affect the other provisions, and the remaining provisions of this Agreement (including any partially unenforceable provision to the extent enforceable) shall be binding and enforceable and this Agreement shall be construed in all respects as if any invalid or unenforceable provision were omitted.

               (e) Construction. Whenever the context of this Agreement requires, the singular shall include the plural and the masculine, feminine and neuter shall include the others. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. This Agreement is executed and delivered in the State of Kentucky and shall be construed and enforced in accordance with, and governed by, the laws of the State of Kentucky.



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               IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first above written.


                                                "BRISTOL"


                                 BRISTOL TECHNOLOGY SYSTEMS, INC., a Delaware corporation


                                 -----------------------------------
                                 Gregory S. Lane, Vice President and General
                                 Counsel


                                                "COMPANY"


                                 CASH REGISTERS, INC., a Kentucky corporation


                                 -----------------------------------
                                 Maurice R. Johnson, President



                                          "CONSULTANT"


                                 -----------------------------------
                                 Floyd Shirrell



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